U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________

DETECTEK, INC.

(Name of Registrant in its Charter)

Nevada	7370	27-3845977
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Michael Burns

President and Chief Executive Officer

Detectek, Inc.

13224 W 7th Court

Lenexa, KS 66210

913.396.1911

(Address and Telephone Number of Principal Executive Offices)

Capitol Corporate Services, Inc.

202 South Minnesota Street Carson City, NV 89703

775.844.0490

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Sheila L. Seck, Esq.

Seck & Associates LLC

7285 W 132nd Street Suite 240

Overland Park, KS 66213

913.815.8485

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ⌧

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  o

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o	Smaller reporting company	⌧

CALCULATION OF REGISTRATION FEE

Range of Common Securities to Be Registered	Amount to Be Registered	Proposed Offering Price per Share(1)(2)	Proposed Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock	1,600,000	$0.00375	$6,000	$22.80(3)

(1)	This price is the price paid by the selling shareholders in the Reg. D offering of $0.075 per share, adjusted for a 20 for 1 stock split of the Company’s common stock on December 1, 2011.
(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum.

(3)	Proceeds to the selling shareholders. The selling shareholders may not sell all of their shares.
(4)	Paid in advance. The Company has agreed to bear the expenses related to the registration of shares for the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

DETECTEK, INC.

1,600,000 SHARES OF COMMON STOCK

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  Our common stock is presently not traded on any market or securities exchange.  The 1,600,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.00375 per share until our shares are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is _______________, 2011

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors”. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Detectek, Inc.

Overview

The Company

Detectek, Inc., a Nevada corporation, was formed on October 12, 2010, to engage in the business of developing a smart phone-application.  The planned product is an alcohol breathalyzer attachment, which attaches to a smart phone and allows the user to measure his blood alcohol content using a software application that the user can download to his smart phone.  The product will be marketed to regulatory bodies who work in conjunction with people who have been ordered by the courts to do alcohol drug testing by phone.  Many people who must do phone-based alcohol breathalyzers do not have landline phones but do have smart phones.  Currently, there are no viable solutions that allow a person to utilize a smart phone to perform the required testing.

The Company is in its development stage with development operations and no revenue to date.  The majority of the activities to date have revolved around defining requirements for law enforcement and phone applications to determine the value proposition of a phone-based breathalyzer for law enforcement usage.  The Company has developed no relationships with or has not entered into contracts with any law enforcement agency or testing facility to produce the Company’s products or services.  The Company’s revenue from inception on October 12, 2010, through October 31, 2011 is $0.  As of October 31, 2011, the Company had $100 in cash.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that any financing can be obtained on favorable terms, if at all.  If we are unable to generate sufficient revenues or unable to obtain additional funds for our working capital needs, the Company may need to cease or curtail operations.

Due to the uncertainty of our ability to generate sufficient revenues from our operating activities and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due, in their report on our financial statements for the period from inception to October 31, 2011 our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty and its auditors issued a going concern opinion in the Company’s audited financial statements, dated October 31, 2011.

The CEO, president and secretary is Michael Burns.  Mr. Burns was elected as a director on October 12, 2010.  The Company's principal offices are located at 13224 W 107th Court, Lenexa, KS 66210. Our telephone number there is 913.396.1911.  We are in the process of developing and improving our website at www.detectek.com. Information included on our website is not a part of this Prospectus.

At its annual meeting of shareholders on December 1, 2011, the Company approved a 20 for 1 stock split. Accordingly, the outstanding common shares of the Company changed from 3,180,000 to 63,600,000.

The Offering

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  The selling shareholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.  The offering price of $0.00375 was determined by the price shares were sold to shareholders in a Reg D. offering (adjusted from the original Reg. D offering price of $0.075 after a 20 for 1 stock split of the Company’s common stock on December 1, 2011) and is a fixed price at which the selling shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the appropriate authority to obtain a listing on the OTC Bulletin Board or other comparable listing entity, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Summary Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.  The Balance Sheet Data and the Statements of Operations are derived from our audited financial statements.

Balance Sheet Data	10/31/2011 (Audited)

Cash	$100
Total Assets	$9,975
Liabilities	$11,345
Total Shareholders’ Equity	$(1,370)

Statement of Operations From Incorporation on October 12, 2010 to October 31, 2011 (Audited)	10/31/2011 (Audited)

Revenue	$0
Net Income	$(4,470)

Risk Factors

An investment in our stock is risky. You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

We have limited operating history that an investor can use to evaluate the Company, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small startup company.

We were incorporated in Nevada on October 12, 2010.  We have no significant assets, limited financial resources and no revenue to date.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.  Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Because we are a development stage company, we expect losses in the future because we have no revenue to offset losses.

We are a development stage company that is currently developing our business.  We have limited product development.  As we have minimal operations and revenue, we are expecting losses over the next 12 months for implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Management lacks any formal training or experience in consumer electronics, or computer or software products.

Our management has limited experience in researching and developing technology.  Our management has no direct training or experience in these areas and, as a result, may not be fully aware of all of the specific requirements related to working within the smart phone applications. Furthermore, our management has no experience in working with governmental agencies or private companies who provide testing services to the government.  Our management’s decisions and choices may not take into account standard managerial approaches to technology and product development commonly used.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in these industries.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

We are a development stage company. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.

If we are unable to obtain funding, our business operations will be harmed. Even if we do obtain financing our then existing shareholders may suffer substantial dilution.

We will require funds to develop the commercial production of our appliances, including the required hardware and software.  Funds will be required to develop a marketing program and address all necessary concerns to achieve sales and income. We anticipate that may require additional capital to fund our operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to develop and market our service and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders

Our ability to raise additional capital through the sale of our stock may be harmed by competing resale of our common stock by the selling shareholders.

The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock.  These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do.  Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock.

We will not receive any proceeds from this offering, and as a result, the Company may be in worse financial condition following this offering.

We will not receive any proceeds from this offering and we will not receive any proceeds from the sale of the common stock by the selling shareholders. However, we agreed to pay offering expenses estimated at $7,375.  The Company does not have the cash available so the Company will be in worse financial condition following this offering than it was prior to commencement of the offering.

Since our officers can work or consult for other companies, there can be a conflict of interest and their activities could slow down our operations.

Mr. Michael Burns, the Company’s President and CEO, and also a member of our board of directors, is not required to work exclusively for us. He does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his other employment. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the limited time available to support our operations. We do not have any agreement with Mr. Burns regarding the services he is to provide to us.  It is expected that Mr. Burns will devote between 0 to 5 hours per week to our operations on an ongoing basis.

We do not presently have in place an employment agreement with Michael Burns, our president and CEO, so he could leave the Company without any leadership.

We presently do not have in place an employment agreement with Michael Burns, our President and Chief Executive Officer.  Should the Company no longer be able to secure the services of Mr. Burns, the loss could have a material adverse effect on our business, financial condition or results of operation.

Our management is not currently receiving any compensation which may lead him to focus on jobs and consulting roles outside the Company.

Mr. Burns is not currently receiving any compensation for his work as an officer for the Company.  Mr. Burns does not intend to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined.  Based upon the Company’s growth status, Mr. Burns is not expected to take a salary for the foreseeable future.  Accordingly, Mr. Burns may not focus on growing the Company and may focus his efforts on jobs or consulting roles where he receives compensation.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future.  We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

Purchasers may have difficulty evaluating the Company’s business because of the absence of an operating history.

The Company was incorporated on October 12, 2010, and to date, the Company has been involved primarily in organizational activities.  The Company has earned no revenue, and therefore has no revenue history on which to evaluate the Company.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. There is no guarantee that we will commence additional business operations or that our business operations will be profitable. For this reason, investors are encouraged to review the Company’s financial information and Prospectus to have discussions with representatives of the Company and to engage professional advisors to evaluate an investment in the Company.

If we do not obtain additional financing our business will fail.

Our business plan calls for ongoing expenses in connection with the development of the business of the Company. We have generated no revenue from operations to date. We may not be able to implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to existing shareholders and their interest may be subordinate to the rights and preferences of the holders of new equity shares.

The Company has no operations on which to evaluate the Company and its prospects. If customers do not adopt the Company’s products and services due to the Company’s operating history, the Company’s profits will be significantly and negatively affected. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

Our products may not achieve market acceptance.

We are planning to develop a product, that to our best knowledge, does not have a direct competitor in the market.  It is unclear whether our product offering and its features will be accepted by users in the market.  We have no certainty that we can develop a product that is reliable enough to meet law enforcement standards, and therefore will not have a market.  It is also unclear whether unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible.

We do not have any protected intellectual property

We are not planning to develop any new technology that will be patentable. At this time, we are not planning to submit any patent applications for approval.

If the market chooses to buy competitive products and services, the Company will not be financially viable.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company's business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

The Company’s competitors are larger and have greater resources, giving them the ability to utilize commercial practices that may prevent customers from buying the Company’s products and services.

The Company's competitors are other smart phone development companies and providers of breathalyzer hardware and software.  Many of our competitors are larger and have resources greater than those of the Company; therefore, there can be no assurance that potential customers will buy from the Company, as opposed to the Company's competitors. If potential customers do not buy from the Company, the Company's business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to offer lower prices, which could affect the Company’s ability to procure customers or cause customers to change

The Company has an uncertain ability to meet future cash needs.

It is likely that the Company will need additional financing in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions. If such financing is unavailable, it could have a serious adverse effect on the Company’s ability to survive.

We may not be able to manage or integrate future acquisitions, if any because of our lack of cash.

The Company has no pending or probable acquisition transactions as of the time of this offering. However, management will consider acquisition opportunities as a key element of the Company’s planned operating strategy.  The acquisition and successful integration of such businesses that provide for synergistic or vertical integration opportunities for Company will be crucial to the success of our acquisition strategy. These acquisitions could place a strain on operations in the future.  Our ability to manage future acquisitions, if they occur, will depend on the Company’s ability to successfully evaluate investments, monitor operations, control costs, maintain effective quality controls, expand our internal management and technical and accounting systems and integrate acquired businesses into our company.  As you evaluate the prospects of the Company, you should consider the many risks we will encounter during the process of integrating those businesses that may be acquired in the future. Such risks include (i.) the distraction of management's attention from other business concerns; (ii.) the potential loss of key employees or customers of the acquired businesses; and (iii.) the potential inability to integrate controls, standards, systems and personnel.

Our President and sole Director has no significant experience in management, and therefore, the Company may be unable to effectively integrate any businesses we acquire in the future without encountering the difficulties described above.  Failure to effectively integrate such businesses could have a material adverse effect on our business, prospects, results of operations or financial condition.  In addition, the combined companies may not benefit as expected from the integration.

To fund future acquisitions, we may need to borrow funds or assume the debts of acquired companies, or issue more stock, which may dilute the value of our existing common stock.  To incur any additional debt, we must comply with any existing restrictions contained in any indebtedness we may have at that time.  If these restrictions are not met and we do not receive necessary consents or waivers of these restrictions, we may be unable to make future acquisitions.

If we do purchase additional businesses, it may negatively affect our earnings, at least in the short term.  Any future goodwill may be impaired and recognized as a charge against earnings.  Further, we cannot guarantee that any future acquisition will generate the earnings or cash flow we anticipate.  In connection with any future acquisitions, unexpected liabilities might arise and the planned benefits may not be realized.  Any or all of these actions could materially adversely affect our financial position and/or stock price.

Software and hardware development is intensely competitive, and if the Company fails to successfully compete in the market, its market share and business will be harmed.

The market for the products and services offered by the Company is intensely competitive and characterized by rapidly changing technology.  Many companies providing breathalyzer or hardware and software to law enforcement are large and have significant research and development and sales and marketing budgets and staff.  Large companies may at any time attain positions of competitive advantage that the Company will find difficult to counteract.  Because our industry is changing and evolving and we have limited operating history, our financial data will not likely reflect future operations.  There can be no assurance that the Company will be able to successfully compete with any current or potential providers of products and services competitive with those of the Company.

The Company’s success depends, in part, on its ability to protect, develop and rapidly deploy intellectual property.

Our intellectual property includes our registered domain name and our unregistered trademark.  Although the Company currently intends to pursue protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, software, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

If the Company is unable to adapt to the rapid technological change in its industry, the Company will not remain competitive and its business will suffer.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of smart phone applications and intense competition in the industry exacerbate these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its software and its services. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, the use of this new and changing technology must be accepted by law enforcement and must meet its reliability standards.  The Company could also incur substantial costs if the Company needs to modify its hardware or services to adapt its technology to respond to these changes.

Risks Related to Our Common Stock

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operation will be retained for use in our business and not to pay dividends.

The offering price of the shares should not be used as an indicator of the future market price of the securities, therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.00375 (adjusted from the Reg. D offering price of $0.075 for the 20 for 1 stock split on December 1, 2011) for the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities.

Because our officers and directors own over 50% of our outstanding common stock, our officers and directors will control matters requiring approval of shareholders.

Michael Burns owns 97% of our authorized and issued common stock.  Accordingly, for as long as Michael Burns continues to own more than 50% of our common stock, Michael Burns will be able to elect our entire board of directors, control all matters that require a shareholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations.  This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

There is no assurance of a public market or that the Company’s common stock will ever trade on a recognized exchange, therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents to obtain a listing on the Over the Counter Bulletin Board (or comparable platform), nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

Our common stock is considered a “penny stock” which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

The offering price of the securities for sale to the public is the same price at which the security holders purchased the stock, so the shareholders will be unable to achieve a profit on the sale of their shares.

The offering price of the securities to be sold pursuant to this Prospectus is the same price paid by the stockholders to purchase the stock from the Company.  The price of $0.00375 is adjusted to reflect a 20 for 1 stock split of the Company’s common stock on December 1, 2011.  The public selling price was, in part, determined based upon current market and economic conditions. The effect of the sales price upon selling shareholders is that selling shareholders will be unable to achieve a profit on the sale of their shares in the absence of the development of an active trading market for the securities.

Our security holders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i.) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii.) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will not be required to file proxy statements pursuant to the Securities Exchange Act of 1934, which may impede your ability to obtain information about our business and operations.

Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act.  Pursuant to Section 15(d) we are not required to file proxy statements.  If the Company provides an annual report to its stockholders or a proxy statement to more than ten of its stockholders, the Company will furnish copies of such annual reports and proxy statements to the Securities and Exchange Commission. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Only if we register our Common Stock under the Exchange Act will we be required to file proxy statements. However, we may never file a Form 8A to register our Common Stock under Section 12 of the Exchange Act.  If we do not file a Form 8A, we are not required to file proxy statements and it may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.

We will be subject to the Section 15(d) reporting requirements according to the Securities Exchange Act of 1934, or Exchange Act of 1934 which does not require a company to file all the same reports and information as a fully reporting company pursuant to Section 12.

We will be subject to the Section 15(d) reporting requirements according to the Securities Exchange Act of 1934, or Exchange Act. As a filer subject to Section 15(d) of the Exchange Act:

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we are not required to prepare proxy or information statements;

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we will be subject to only limited portions of the tender offer rules;

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our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company;

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our officers, directors, and more than ten (10%) percent shareholders are not subject to the short-swing profit recovery provisions of the Exchange Act; and

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more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

If we have less than 300 holders of record at our next fiscal year end and at the conclusion of the offering, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided we have less than 300 holders of record, our filing obligation under Section 15(d) will be suspended.  Specifically, if our Section 15(d) filing obligation is suspended, we will not be required to file annual reports on Form 10-K for the fiscal years subsequent to suspension, quarterly reports on Form 10-Q, and current reports on Form 8-K. If those reports are not filed by us, the investors will have reduced visibility as to the company and our financial condition, which may negatively impact our shareholders’ ability to evaluate our prospects.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company's internal control over financial reporting. As of the date of this prospectus, we have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting.

Separately, under Section 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management's assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies are not required to include an attestation report of their auditors in annual reports. We are a smaller reporting company for purposes of our annual report for fiscal year 2011, and, consequently, will not be required to include an attestation report of our auditor in such annual report. Therefore, investors in this offering may not rely on our auditors’ attesting to and reporting on our management's assessment of internal control over financial reporting, which may impact investors’ reliance on the information disclosed in our reports.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

If our offering becomes registered under Securities Exchange Act of 1933, we will become a publicly reporting company subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934. In becoming a public company, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.

Forward-Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent manufacturers and suppliers, disruptions in the supply chain, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

Item 4. Use of Proceeds

The selling shareholders are selling shares of common stock covered by this Prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The offering price was determined by the price shares were sold to our shareholders in our private placement, which was completed in August 2011, pursuant to an exemption under Rule 504 of Regulation D. This price was arbitrarily determined by us.  The offering price has been adjusted to reflect a 20 for 1 stock split of the Company’s shares on December 1, 2011.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with the appropriate authorities, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations.  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7.  Selling Shareholders

The shares being offered for resale by the selling shareholders consist of the 1,600,000 shares of our common stock held by 38 shareholders of our common stock, which sold in our Regulation D Rule 504 offering completed in July 2011.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of October 31, 2011, and the number of shares of common stock being offered by the selling shareholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time.  However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.  All information with respect to share ownership has been furnished by the selling shareholders.

	Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Percent of Common Stock Owned Prior to the Offering	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering
1	Buie, Alexander	None	40,000	40,000	0.006%	0	0%
2	Carraro, Melanie	None	40,000	40,000	0.006%	0	0%
3	Cavner, Lacey Angelique	None	40,000	40,000	0.006%	0	0%
4	Christensen, David P	None	40,000	40,000	0.006%	0	0%
5	Clark, Peter	None	40,000	40,000	0.006%	0	0%
6	Courtney, Adam	None	40,000	40,000	0.006%	0	0%
7	Courtney, Kristin	None	40,000	40,000	0.006%	0	0%
8	Donahue, Collin	None	40,000	40,000	0.006%	0	0%
9	Doty, Travis	None	40,000	40,000	0.006%	0	0%
10	Hidaka, Nicholas	None	40,000	40,000	0.006%	0	0%
11	Hindley, Paul C	None	40,000	40,000	0.006%	0	0%
12	Kelton, Ciera	None	40,000	40,000	0.006%	0	0%
13	Kruger, Doug	None	40,000	40,000	0.006%	0	0%
14	Levin, Craig	None	40,000	40,000	0.006%	0	0%
15	Maris, Michael	None	40,000	40,000	0.006%	0	0%
16	McAdams, Rashad	None	40,000	40,000	0.006%	0	0%
06	McClintock, Audrey	None	40,000	40,000	0.006%	0	0%
18	McClintock, Brent	None	40,000	40,000	0.006%	0	0%
19	McKeon, Megan	None	40,000	40,000	0.006%	0	0%
20	Merrill, Chad	None	40,000	40,000	0.006%	0	0%
21	Miller, Steven	None	40,000	40,000	0.006%	0	0%
22	Padgett, Melissa	None	40,000	40,000	0.006%	0	0%
23	Pachanec, Kimberley	None	40,000	40,000	0.006%	0	0%
24	Peterson Chad	None	40,000	40,000	0.006%	0	0%
25	Ring, Jessica	None	40,000	40,000	0.006%	0	0%
26	Self, Dawn	None	40,000	40,000	0.006%	0	0%
27	Shea, Dane	None	40,000	40,000	0.006%	0	0%
28	Sheffield, Katie	None	40,000	40,000	0.006%	0	0%
29	Singleton, Regina	None	40,000	40,000	0.006%	0	0%
30	Sisk, Bradley	None	120,000	120,000	0.006%	0	0%
31	Stevick, Michael	None	40,000	40,000	0.012%	0	0%
32	Sullivan, Blake	None	40,000	40,000	0.006%	0	0%
33	Tobin, Anastasia	None	40,000	40,000	0.006%	0	0%
34	Vandiver, Blair	None	40,000	40,000	0.006%	0	0%
35	Wilmes, Brandi	None	40,000	40,000	0.006%	0	0%
36	Wynn, Harnish	None	40,000	40,000	0.006%	0	0%
37	Yorke, Michelle	None	40,000	40,000	0.006%	0	0%
38	Zook, James	None	40,000	40,000	0.006%	0	0%

The Company did not use any finders or brokers in the solicitation of the investors and did not pay fees or commissions.

Except as listed above, to our knowledge, none of the selling shareholders or their beneficial owners:

•

has had a material relationship with us other than as a shareholder at any time within the past three years; or

•

has ever been one of our officers or directors or an officer or director of any predecessors or affiliates; or

•

are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

The selling shareholders may sell some or all of their shares at a fixed price of $0.00375 per share until our shares are quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the OTCBB concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders must be made at the fixed price of $0.00375 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or

•

any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling shareholders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this Prospectus.

The selling shareholders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling shareholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We have agreed to bear the expenses of the registration of the common stock.

Item 9. Description of Securities to be Registered.

The following statements are qualified in their entirety by reference to the detailed provisions of our Amended and Restated Articles of Incorporation and Bylaws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock. For more detail see Exhibit 3.1 (Amended and Restated Articles of Incorporation) and Exhibit 3.2 (Bylaws).

Capital Structure

The authorized capital stock of the Company is 500,000,000 shares of capital stock. The board of directors authorized 425,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).

Common Stock

As of the date of this Prospectus, there are 63,600,000 shares of common stock issued outstanding.  As of the date of this Prospectus, there are thirty-nine (39) holders of record of the Company’s common stock.

Preferred Stock

Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such Preferred Stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into the common stock of the Company and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

As of the date of this Prospectus, there are no outstanding shares of Preferred Stock.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Voting Rights

Each shareholder is entitled to one (1) vote for each share of voting stock. Shareholders are not entitled to cumulative voting rights.

Dividend Policy

We have not paid any cash dividends to shareholders. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Accordingly, shareholders will not get a financial benefit from owning our shares until the shares are sold, which may be difficult because there is no market for our shares and there is only a small chance that there will be a market for our shares.

Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling shareholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling shareholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock. Any person who purchases shares of our common stock from a selling shareholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.  When this Prospectus becomes effective, a selling shareholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

Item 10. Interests of Named Experts and Counsel.

Interests of Named Experts and Counsel

Except as set forth in this Item 10, no expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Auditing Matter

Our financial statements for the period from our inception on October 12, 2010 through October 31, 2011 included in this Prospectus have been audited by Timothy Coons, CPA, PhD. an independent registered public accountant located at 867 Villa La Jolla Drive, #110, La Jolla, CA 92037 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

Item 11. Information with Respect to Registrant.

Company Information Over Past Last Five Years

Detectek, Inc. is a corporation, incorporated in the State of Nevada on October 12, 2010. The Company's principal office is located at 13224 W 107th Court Lenexa, KS 66210.  At that time, the Company issued 3,100,000 shares of common stock to Michael Burns for $100 in cash.

During the period July 1, 2011 through October 31, 2011, the Company sold an aggregate of 80,000 shares of common stock to 38 investors in an offering exempt from registration under federal securities laws pursuant to the provisions of Regulation D promulgated under the Securities Act of 1933, as amended. At the annual meeting of shareholders, the shareholders approved a 20 for 1 stock split of the Company’s common shares. Accordingly, there are 63,600,000 shares of the Company’s common stock issued and outstanding.

The Company is a development stage company and has not generated any revenue.

Organizational Structure

Our President and Chief Executive Officer, Michael Burns is participating in the Company’s start-up activities. At present, he is contributing 0 to 5 hours per week, without compensation, to handle the operational business functions including corporate administration and overseeing the development of the company’s products. We do not anticipate at this time that our management will change although the Company does not have an employment agreement with Mr. Burns.

Description of Business

The Company is in its development stage with development operations and no revenues to date.  The majority of the activities to date have revolved around defining requirements for law enforcement and phone applications to determine the value proposition of a phone-based breathalyzer for law enforcement usage.  The Company’s initial product, an alcohol breathalyzer attachment, will be marketed to regulatory bodies who work in conjunction with people who have been ordered by the courts to do alcohol drug testing by phone.  Many people who must do phone-based alcohol breathalyzers do not have landline phones but do have smart phones.  Currently, based on our research of the market, there are no viable solutions that allow a person to utilize a smart phone to perform the required testing.  The Company plans to develop a phone application that can be downloaded to a user’s cell phone, and the Company will develop the related hardware.  The Company’s current concept provides for a device that the user would attach to his cell phone, and then blow into it to provide information on blood alcohol level which would then be transmitted to the appropriate law enforcement agency or testing center.  The Company has developed no relationships with or has not entered into contracts with any law enforcement agency or testing facility to produce the Company’s products or services.

The website’s user interface, www.detectek.com, was developed using Microsoft Visual Web Developer 2010 Express.  The database was developed using SQL Server 2008.  The website resides on a Windows Server 2008 server co-located at www.godaddy.com.  The website is protected with a security certificate offering RSA (2,048 bit) encryption.

The Company has generated $0 in revenue from its inception through October 31, 2011 and generated a net loss of $(4,470) as of October 31, 2011.

Marketing

We plan to market our products through existing relationships of Michael Burns.  The Company will also develop its website at the domain www.detectek.com and will work on developing a search engine optimization strategy as an additional marketing method.

Growth and Sales Strategies

The Company is developing its business plan and strategy. We are currently in the development stage of defining criteria for both the hardware and software components of our product.  It will grow with the proper marketing, capital and leadership to implement our plan.  Initially, capital has been provided by our founding principals and shareholders to fund startup costs, including a contribution of the software. Funds to finance growth and working capital are planned to be provided by the sale of our services which is a recurring revenue model.  As the demand for our services increases, we plan to grow our staff to include, among others, sales, marketing, database managers, and systems developers and customer service representatives.

We are currently in the development stage of creating our sales methodology.  We plan to grow our operations by utilizing any revenues that we generate to expand our operations. We will seek to increase our sales efforts by contacting government and private agencies that use blood alcohol content testing, seeking referrals through our clients, developing business leads provided by our officers, and expanding the capability of our website by registering it with selected search engines to ensure our site comes up in search results in user searches for related products. Our strategy is also to provide a high-quality service, which we believe will achieve a high level of client satisfaction and contribute to the development of our brand image and goodwill

Competition

There are multiple competitors in the smart phone appliance industry. The market is highly competitive.  A variety of companies are currently producing both the appliance and the smart phone application to determine blood alcohol content (“BAC”).  Global companies, such as, LG, are producing phones with the technology built into the phone.  This technique would require you to purchase a new phone if you would like the service.  Our management believes we will be able to reach a broader market by having the hardware appliance and application work on the current phone.

Based on our research, Tokai, a Japanese technology firm, is developing an appliance to detect BAC.  It is currently not being marketed in the United States, but that could change over time.

The Company will work toward finding its niche in this market by providing a superior customer experience, highly reliable hardware and software, strong support and security.  We will also use traditional marketing methods to increase sales and to better compete in this market.  We will drive business to our website through the implementation of search engine optimization techniques.

Description of Property

The Company owns no real estate. The Company is currently utilizing space in Lenexa, KS. The property is provided by our President and Chief Executive Officer, Michael Burns, and the Company presently pays no rent to occupy the space. There is no obligation for or guarantee that this arrangement will continue in the future.  The website is co-located with www.godaddy.com to insure favorable service times while offering the flexibility of increasing data storage and bandwidth without the delay of acquisition and installation of owned services.

Holders of Our Common Stock

As of the date of this Registration Statement, we have 39 shareholders of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to any holder of shares of our common stock.

Dividends

There are no restrictions in our Amended and Restated Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Market for Common Equity and Related Shareholder Matters.

There is presently no public market for our shares of common stock.  We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Rule 144 Shares

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this Prospectus, 63,600,000 shares of common stock are issued and outstanding. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

Upon the date this Registration Statement becomes effective, a total of 1,600,000 shares of our common stock will become available for resale to the public. The 63,600,000 shares of common stock outstanding as of the date of this Prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. Pursuant to Rule 144 under the Securities Act, at such time as the Company has become a reporting issuer under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, these restricted shares will become available for resale to the public at the rate of one percent (1%) of total issued and outstanding shares of the Company during a three-month period. In general, under Rule 144, as amended, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to the current public information requirements, volume limitations, manner of sale requirements and notice of proposed sale requirements.

Executive Compensation

Michael Burns, the Company's sole officer and a director, does not receive any compensation for his services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company.  There are also no arrangements or plans to provide retirement, pension or similar benefits. We do not currently have any bonus or incentive plans available. However, stock options may be granted at the direction of the board of directors.

Legal Proceedings

There are no legal proceedings pending or threatened against the Company.

Available Information

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered hereby.  This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission.  For further information regarding our common stock and our Company, please review the Registration Statement, including exhibits, schedules and reports filed as a part thereof.  Statements in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, and other information with the Securities and Exchange Commission. Such reports and other information along with the Registration Statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the Securities and Exchange Commission at 100 F Street N.E, Washington D.C. 20549.  Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Because we file documents electronically with the Securities and Exchange Commission, you may also obtain this information by visiting the Securities and Exchange Commission’s internet website at http://www.sec.gov.

Management's Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and plan of operation should be read in conjunction with the Company’s financial statements, the notes to those statements and the information included elsewhere in this Prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Plan of Operation

The Company was formed to engage in the business of developing smart phone applications.  The Company’s initial product, an alcohol breathalyzer attachment, will be marketed to regulatory bodies who work in conjunction with people who have been ordered by the courts to do alcohol drug testing by phone.  Many people who must do phone-based alcohol breathalyzers do not have landline phones but do have smart phones.  Currently, there are no viable solutions that allow a person to utilize a smart phone to perform the required testing.  The Company plans to develop a phone application that can be downloaded to a user’s cell phone, and the Company will develop the related hardware.  The Company’s current concept provides for a device that the user would attach to his cell phone, and then blow into it to provide information on blood alcohol level which would then be transmitted to the appropriate law enforcement agency or testing center. The Company has developed no relationships with or has not entered into contracts with any law enforcement agency or testing facility to produce the Company’s products or services.

We are concentrating on our plan of operations in the next twelve months: (i) developing a hardware design; (ii) developing the software for the phone application; and (iii) working on making contacts with third party testing services.

Office space is provided by Michael Burns at no charge to the Company.  Michael Burns will provide the resources to execute our plans in this phase of operation.  No salary is planned to be paid to the founders or any other employees until the Company has sufficient cash flow from operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the start-up phase of development, have generated only limited revenue from operations and cannot guarantee we will be successful in our business operations.

We anticipate satisfying our cash requirements for the next twelve months with our current cash flow from our clients.  However, if we are unable to satisfy our cash requirements, we may be unable to proceed with our plan of operations.  We do not anticipate the purchase of any significant equipment or other capital expenditures.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed without business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations or we may require financing to potentially achieve our profit, revenue, and growth goals.  It is unclear whether or not we could obtain financing to continue operations.

Our deferred operating expenses will be paid off as revenue is generated by the Company.  When possible, the Company has negotiated with suppliers to delay payment of the deferred expenses.

Liquidity and Capital Resources

The Company has no anticipated need for capital expenditures capital expenditures. The Company’s anticipated capital requirements are modest in part due to characteristics inherent to the way the Company is managing its software and hardware development. The Company will use godaddy.com for website hosting and has no associated infrastructure cost.  We don’t anticipate any significant additions to the number of employees.  The Company is in its development stage and has limited operations. As such, the Company has no historical periods with which to compare anticipated capital requirements in the future. To the best of the Company’s knowledge, it is not aware of any event or future trend which would cause the Company’s anticipated capital requirements to exceed its current revenue generation.

Results of Operations

For the period ended October 31, 2011, we had net loss in the amount of $(4,470) and current assets of $100.  We believe we can keep our expenses to a minimum until revenue is generated. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the improvement and marketing of our core services.  Should this occur, we will suspend or cease operations or we may require financing to potentially achieve our profit, revenue and growth goals.  We are uncertain whether financing would be available.

The Company has no revenue to date.  Management will keep expenses as minimal as possible until revenue, if any, is generated.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Contractual Obligations

The Company has no contractual obligations.

	Payments Due By Periods
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Capital Lease Obligations	$0.00	$$.00	$0.00	$0.00	$0.00
Operating Lease Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Purchase Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Other Long Term Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00
Total	$0.00	$0.00	$0.00	$0.00	$0.00

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position
Michael Burns	33	President, CEO, Director, Shareholder

Michael Burns

Michael Burns, 33, director, president and Chief Executive Officer is the primary founder of the Company.  Mr. Burns earned a Bachelor of Science in Sports Management in 2001 from Slippery Rock University in Slippery Rock, Pennsylvania.  He earned a Masters in Education from Kansas University in 2003 where he was also a graduate assistant football coach.  Mr. Burns recently worked as a loan consultant at North American Savings Bank where he was one of the top producers and closed over $25M in loans in his first six months of production.  Prior to loan production, Mr. Burns owned and operated several companies where he developed products, services, and a business plan that resulted in growth to over 50 employees and over $10M in sales.

Our sole officer and directors will serve until their successors are elected and qualified.  Our officer is elected by the board of directors until he is removed from office.  The board of directors has nominating, auditing or compensation committees. The persons named above are expected to hold their offices until the next annual meeting of shareholders.

Committees of the Board of Directors

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function.  The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board of directors would not provide any benefits to our company and could be considered more form than substance.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)	Position
Common Stock	Michael Burns 13224 W 107th Court Lenexa, KS 66210	62,000,000	97.48%	President, CEO, Director, Shareholder

(1)

All shares are currently held by each beneficial owner and manager.  None of the shares are pledged as security.  The owners do not have any right to acquire additional ownership of any of the Company’s capital stock.

(2)

The percent of ownership is based on 63,600,000 shares of our common stock issued and outstanding as of October 31, 2011.

Transactions with Related Persons, Promoters and Certain Control Persons.

On October 12, 2010, we issued 3,100,000 shares of common stock to Michael Burns pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The total purchase price for the shares was $100 at $0.000032 per share.  At the annual meeting of Shareholders held on December 1, 2011, the shareholders approved a 20 for 1 stock split so that Mr. Burns now owns 62,000,000 shares of common stock.

Changes in Control

There are no agreements in place or currently anticipated for a change of control of the Company.  Michael Burns has not pledged any of his common stock as security

Reports to Security Holders

We have filed with the SEC a registration statement (the “Registration Statement”) on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Item 12.  Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Financial Statements

Our fiscal year end is December 31, 2011. We will provide audited financial statements to our shareholders on an annual basis as prepared by the Company’s independent certified public accountant.  The financial statements of Detectek, Inc. as of October 31, 2011 and for the period from October 12, 2010 (inception) through October 31, 2011, included in this Registration Statement have been audited by Timothy A. Coons, CPA PhD, independent registered public accounting firm, and have been so included in reliance upon the report of Timothy A. Coons, CPA PhD given on the authority of such firm as experts in accounting and auditing.

DETECTEK, INC.

AS OF OCTOBER 31, 2011

AND FOR THE PERIOD OCTOBER 15, 2010 (INCEPTION)

THROUGH OCTOBER 31, 2011

(AUDITED)

Financial Statements

F-1

Timothy A Coons, CPA PhD

8677 Villa La Jolla Drive #1110

La Jolla, California  92037

619-846-0756

Fax 866-419-9560

A PCAOB and SEC Registered CPA Firm

To the Board of Directors and Shareholders

Detectek, Inc.

Lenexa, Kansas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of Offsite Docs, Inc. (the “Company”) (A Development Stage Company) as of October 31, 2011 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 12, 2010 (inception) to October 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Offsite Docs, Inc. as of October 31, 2011, and the results of its operations, changes in stockholders’ equity, and cash flows for the period from October 12, 2010 (inception) to October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had only a small net income from operations and is dependent upon continued sales and the sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Timothy A. Coons, CPA PhD.
Timothy A. Coons, CPA PhD
San Diego, California
December 8, 2011

F-2

DETECTEK, INC.

BALANCE SHEET

AS OF OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

ASSETS
CURRENT ASSETS
Cash	$100
TOTAL CURRENT ASSETS	$100

OTHER ASSETS
Start-up Costs (net of accumulated Amortization of $500.00)	$2,500
Deferred offering costs	$7,375
TOTAL OTHER ASSETS	$9,875

TOTAL ASSETS	$9,975
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$11,345
TOTAL CURRENT LIABILITIES	$11,345

Commitments and contingencies (Notes 2, 4, 5, 6, 7, 8 and 9)

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, Authorized: 75,000,000 shares, Issued and outstanding: None	-
Common Stock, $0.001 par value, Authorized: 425,000,000 shares , Issued and outstanding: 3,100,000	$3,100
Common Stock, $0.075 par Value, Authorized: 425,000,000 shares, Issued and outstanding: 80,000	$6,000
Reduction in Equity for subscriptions	$(6,000)
Net loss for period	$(4,470)
TOTAL STOCKHOLDERS' EQUITY	$(1,370)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,975

The accompanying notes are an integral part of the financial statements.

F-3

DETECTEK, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO

OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

For the period form
October 15, 2010
(Inception) to
October 31, 2011
REVENUE	$0

EXPENSES
Amortization Expense	$500
Research & Development Costs	$3,970
Total Expenses	$4,470
NET PROFIT	$(4,470)

NET LOSS PER SHARE
Basic and diluted	$(0.00141)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	3,180,000

The accompanying notes are an integral part of the financial statements.

F-4

DETECTEK, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO OCTOBER 31, 2010

(A DEVELOPMENT STAGE COMPANY)

			Additional
	Common Stock		Paid-in	Operating
	Shares	Amount	Capital	Loss	Total
Balance , October 12, 2010	0	$0	$0	$0	$0

Shares issued at $0.001 per share on October 15, 2010	3,100,000	$3,100	$0	$0	$3,100

Shares issued at $.03 per share on August 15, 2011	80,000	$6,000	$0	$0	$6,000

Reduction for subscriptions	(6,000)				(6,000)

Net Loss, period ended October 31, 2011	-			(4,470)	$(4,470)
Balance, October 31, 2011	3,180,000	$6,100	$0	$(4,470)	$(1,370)

The accompanying notes are an integral part of the financial statements.

F-5

DETECTEK INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 12, 2010 (INCEPTION) TO

OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

	For the period from October 15, 2010 (Inception) to October 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Gain / (Loss)		$(4,470)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization		$500
(Increase) in deferred offering costs		$(7,375)
(Increase) in Start-up Costs		$(3,000)
Increase in accounts payable		$11,345
NET CASH PROVIDED BY OPERATING ACTIVITIES		$(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		$3,100
NET CASH PROVIDED BY FINANCING ACTIVITIES		$100

INCREASE (DECREASE) IN CASH	$

CASH, BEGINNING AT OCTOBER 12, 2010		$0

CASH, ENDING ON OCTOBER 31, 2011		$100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid		$0
Income taxes paid		$0

SUPPLEMENTAL NON-CASH TRANSACTIONS:
Stock Subscription Receivable		$6,000

The accompanying notes are an integral part of the financial statements.

F-6

DETECTEK INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

NOTE 1 – ORGANIZATION, BUSINESS OPERATIONS, AND BASIS OF PRESENTATION

The financial statements ended October 31, 2011, included herein, presented in accordance with United States generally accepted accounting principles, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

DETECTEK INC. (the "Company") was incorporated in the State of Nevada on October 12, 2010. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to offer a device attachment to smart phones to report location and alcohol level to authorities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The company plans to improve its financial condition through a public offering as described in Note 6. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

See Accountant’s Report

F-7

DETECTEK INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

(Continued)

d) Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2011.

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These  financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.  See Note 8 for further details.

e) Revenue Recognition

It is the Company's policy that revenues will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition". Under ASC Topic 605-10-25, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable, and collectability is reasonably assured.

f) Stock-based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. To date, the Company has not adopted a stock option plan and has not granted and stock options.

g) Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

See Accountant’s Report

F-7

DETECTEK INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

(Continued)

h) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC Topic 260-10, "Earnings per Share". ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive.  The Company had no dilutive common stock equivalents as of October 31, 2011.

i.) Concentrations

The Company is not currently a party to any financial instruments that potentially subject it to concentrations of credit risk.

j) Recent Pronouncements

There were various accounting standards and interpretations issued during 2010 and 2011, none of which are expected to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred a net loss of ($4,470) for the period from October 12, 2010 (inception) to October 31, 2011.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

See Accountant’s Report

F-7

DETECTEK INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

(Continued)

NOTE 4 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $.001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of October 31, 2011.

Common Stock. The Company has authorized 425,000,000 shares of common stock with a par value of $.001 per share. As of October 31, 2011, there were 3,180,000 shares issued and outstanding.

On October 15, 2010, (inception), the Company issued 3,100,000 shares of common stock to Michael Burns, the company’s sole shareholder and President, at $0.001 per share in exchange for $100.00 cash and contributed start-up costs of $3,000.

On August 31, 2011, the company issued 80,000 shares of common stock to 38 investors at $0.075 per share in exchange for $6,000 in subscription receivables.

On December 1, 2011, the Shareholders approved a 20 for 1 stock split at the 2011 Annual Meeting [Unaudited]

NOTE 5 - INCOME TAXES

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from operating loss (NOL) carry forwards. The net operating loss carry forward, if not used, will expire in various years through 2030, and is severely restricted as per the Internal Revenue code, if there is a change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

	Estimated		Estimated		Change in
	NOL Carry-	NOL	Tax Benefit	Valuation	Valuation	Net Tax
Period Ending:	Forward	Expires	from NOL	Allowance	Allowance	Benefit
December 31, 2010	$4,470	2030	$671	$(671)	$(671)	$0

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Income tax	(15.00)%
Deferred income	15.00%
Actual tax rate	0%

See Accountant’s Report

F-7

DETECTEK INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

(Continued)

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.  The President is working without compensation and has not accrued any compensation for her time associated with the beta test customer.

NOTE 7 - Start-up Costs

The founder contributed $3,000 to start-up costs which have been capitalized.  The company expects to recover these costs through future operations.  The company’s policy is to expense start-up costs over a period not to exceed 60 months on a straight line basis.  The amortization expense for the period ending October 31, 2011 was $500.

NOTE 8 - DEFERRED OFFERING COSTS

As of October 31, 2011 the Company had incurred $7,375 in costs related to a Reg D filing of its securities. The Company has carried these costs as deferred offering costs in its financial statements. If the offering is successful, these costs will be charged against the proceeds. If the offering is unsuccessful, these costs will be expensed.

NOTE 9 – FAIR VALUE MEASUREMENTS

The Company adopted ASC Topic 820-10 at the beginning of 2010 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

See Accountant’s Report

F-7

DETECTEK INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 15, 2010 (INCEPTION) TO OCTOBER 31, 2011

(A DEVELOPMENT STAGE COMPANY)

(Continued)

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The Company has no level 3 assets or liabilities.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of October 31, 2011:

	Level 1	Level 2	Level 3	Fair Value
Cash	$100	$0	$0	$100
Start-up Costs	$0	$2,500	$0	$2,500
Deferred Offering Costs	$0	$7,375	$0	$7,375
Accounts Payable	$0	$11,345	$0	$11,345

NOTE 10 - SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through December 15, 2011 in accordance with ASC 855-10, and believes there are no material subsequent events to report.

See Accountant’s Report

F-7

DETECTEK, INC.

1,600,000 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$22.80
Blue Sky fees and expenses	$475.00
Printing and shipping expenses	$50.00
Legal fees and expenses	$4,927.89
Accounting fees and expenses	$1,700.00
EDGAR fees	100.00
Transfer agent and miscellaneous expenses	$99.00
Total	$7,374.69

All expenses are estimated except the SEC filing fee and the Blue Sky filing fees.  We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders will, however, pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that certain persons (hereinafter called "lndemnitees") may be indemnified by a Nevada corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada on October 12, 2010 and 3,100,000 shares of common stock were issued to Michael Burns.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Burns had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering”.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2011, we completed a Regulation D Rule 504 offering in which we sold 80,000 shares of common stock to 38 investors, at a price per share of $0.075 for an aggregate offering price of $6,000.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

	Selling Shareholders	Shares of Common Stock Owned Prior to Offering
1	Buie, Alexander	40,000
2	Carraro, Melanie	40,000
3	Cavner, Lacey Angelique	40,000
4	Christensen, David P	40,000
5	Clark, Peter	40,000
6	Courtney, Adam	40,000
7	Courtney, Kristin	40,000
8	Donahue, Collin	40,000
9	Doty, Travis	40,000
10	Hidaka, Nicholas	40,000
11	Hindley, Paul C	40,000
12	Kelton, Ciera	40,000
13	Kruger, Doug	40,000
14	Levin, Craig	40,000
15	Maris, Michael	40,000
16	McAdams, Rashad	40,000
17	McClintock, Audrey	40,000
18	McClintock, Brent	40,000
19	McKeon, Megan	40,000
20	Merrill, Chad	40,000
21	Miller, Steven	40,000
22	Padgett, Melissa	40,000
23	Pachanec, Kimberley	40,000
24	Peterson Chad	40,000
25	Ring, Jessica	40,000
26	Self, Dawn	40,000
27	Shea, Dane	40,000
28	Sheffield, Katie	40,000
29	Singleton, Regina	40,000
30	Sisk, Bradley	120,000
31	Stevick, Michael	40,000
32	Sullivan, Blake	40,000
33	Tobin, Anastasia	40,000
34	Vandiver, Blair	40,000
35	Wilmes, Brandi	40,000
36	Wynn, Harnish	40,000
37	Yorke, Michelle	40,000
38	Zook, James	40,000

The common stock issued in our Regulation D, Rule 504 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933.  Please note that pursuant to Rule 504, all shares purchased in the Regulation D Rule 504 offering completed in July 2011 were restricted in accordance with Rule 144 of the Securities Act of 1933.  We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.		Description
3.1		Amended and Restated Articles of Incorporation
3.2		Bylaws
4.1		Specimen common stock certificate
4.2	44.	Founder’s subscription agreement
4.3		Form of subscription agreement
4.4		Private Placement Memo Acknowledgment
5.1		Opinion of Seck & Associates LLC
Consent of Seck & Associates LLC (see Exhibit 5.1)
23.2		Consent of Timothy A. Coons, CPA PhD for use of their report

Item 17. Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution which was not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining any liability under the Securities Act of 1933:

(i) we shall treat each Prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement. Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) we shall treat each Prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than Prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Overland Park, State of Kansas on December 15, 2011.

Detectek, Inc.
By: /s/ Michael Burns
President and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Michael Burns	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	December 15, 2011

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